Exhibit 99.2

Shogun Energy, Inc.

Index to Financial Statements

Page

Balance Sheet as of September 30, 2010 (Unaudited)	F-1

Statement of Operations for the nine months ended September 30, 2010 (Unaudited)	F-2

Statement of Deficiency in Stockholders' Equity for the nine months ended September 30, 2010 (Unaudited)	F-3

Statements of Cash Flows for the nine months ended September 30, 2010 (Unaudited)	F-4

Notes to Financial Statements	F-5 to F-11

SHOGUN ENERGY, INC.
BALANCE SHEET
SEPTEMBER 30, 2010
(Unaudited)

September 30,
2010
(Unaudited)

Assets

Current assets:
Cash and cash equivalents	$8,883
Accounts receivable, net of allowance for doubtful accounts
of $11,185	5,507
Inventory	81,649
Receivable from related party	54,013
Total current assets	150,052

Property and equipment, net	37,407

Total assets	$187,459

Liabilities and deficiency in stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	$181,371
Notes payable - bank, current portion	203,957
Notes payable - related parties	311,782
Total current liabilities	697,110

Advance on common stock purchase	70,000

Total liabilities	767,110

Deficiency in stockholders' equity:

Common stock, $0.001 par value, 1,000,000 shares authorized,
426,160 shares issued and outstanding	426
Additional paid in capital	574
Accumulated deficit	(580,651)
Total deficiency in stockholders' equity	(579,651)

Total liabilities and deficiency in stockholders' equity	$187,459

The accompanying notes are an integral part of these unaudited financial statements.

SHOGUN ENERGY, INC.
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010
(Unaudited)

Nine Months Ended
September 30,
2010
(Unaudited)

Revenues	$283,554
Cost of goods sold	142,080

Gross profit	141,474

Operating expense	498,465

Loss from operations	(356,991)

Interest expense	(9,662)

Loss before provision for income taxes	(366,653)

Provision for income taxes	-

Net loss	$(366,653)

Basic and diluted loss per share	$(0.86)

Weighted average shares outstanding,
Basic and diluted	426,160

The accompanying notes are an integral part of these unaudited financial statements.

SHOGUN ENERGY, INC.
STATEMENT OF DEFICIENCY IN STOCKHOLDERS EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010
(Unaudited)

			Additional		Deficiency in
	Common Stock		Paid In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance, January 1, 2010	426,160	$426	$574	$(213,998)	$(212,998)

Net loss	-	-	-	(366,653)	(366,653)

Balance, September 30, 2010 (unaudited)	426,160	$426	$574	$(580,651)	$(579,651)

The accompanying notes are an integral part of these unaudited financial statements.

SHOGUN ENERGY, INC.
STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010
(Unaudited)

Nine Months Ended
September 30,
2010
(Unaudited)
Cash flows from operating activities:
Net loss	$(366,653)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation and amortization	6,105
Allowance for doubtful accounts	11,185
Changes in operating assets and liabilities:
Accounts receivable	(14,566)
Inventory	(76,590)
Accounts payable and accrued expenses	145,226

Cash used in operating activities	(295,293)

Cash flows from investing activities:
Cash paid for fixed assets	(9,467)

Cash used in investing activities	(9,467)

Cash flows from financing activities:
Proceeds from notes payable - bank	93,957
Repayments of notes payable - bank	(29,000)
Proceeds from notes payable - related parties	295,455
Repayments of notes payable - related parties	(71,460)
Advances to related party	(46,901)
Advance on common stock purchase	70,000

Cash provided by financing activities	312,051

Net increase in cash	7,291
Cash, beginning of period	1,592
Cash, end of period	$8,883

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$3,348

The accompanying notes are an integral part of these unaudited financial statements.

SHOGUN ENERGY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010
(Unaudited)

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

COMPANY OVERVIEW

Shogun Energy, Inc. (“Shogun”) was incorporated in the state of South Dakota on September 25, 2009 under the name “Abstract Nationwide Distributing, Inc.”  On September 20, 2010, Shogun changed its name from “Abstract Nationwide Distributing, Inc.” to “Shogun Energy, Inc.”

Shogun’s goal is to produce a premium line of energy drinks that are unique and appealing to all demographics, which adds to the allure of its product and the value of its brand. Shogun operates with the four warrior attributes in mind: loyalty to our customers; honor and pride in ourselves to produce an excellent product; confidence to promote our energy drink; and determination to toil long hours in order to perfect our product.

Currently, Shogun’s only product is the Shogun Energy® drink which is available in both regular and sugar-free varieties.  Shogun packages its Shogun Energy® drinks in 8.4-ounce and/or 16-ounce aluminum cans.

There were no or minimal activities form September 25, 2009 (date of inception or incorporation) through September 30, 2009.  Accordingly, there were no comparative financial statements for the period ended September 30, 2009.

BASIS OF PRESENTATION AND GOING CONCERN

Shogun has incurred a net loss of $366,653 for the nine months ended September 30, 2010, has negative working capital of $547,058, and has an accumulated deficit of $580,651 and stockholders’ deficiency of $579,651 at September 30, 2010. As a result, there is substantial doubt about the Company’s ability to continue as a going concern at September 30, 2010.

Management’s plan regarding these matters is to increase sales, resulting in reduced losses and raise additional debt and/or equity financing to cover operating costs as well as its obligations as they become due.

There can be no assurances that funds will be available to the Company when needed or, if available, that such funds would be available under favorable terms. In the event that the Company is unable to generate adequate revenues to cover expenses and cannot obtain additional funds in the near future, the Company may seek protection under bankruptcy laws.  To date, management has not considered this alternative, nor does management view it as a likely occurrence, since the Company is progressing with various potential sources of new capital and we anticipate a successful outcome from these activities. However, capital markets remain difficult and there can be no certainty of a successful outcome from these activities.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business and does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

We recognize revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605 “Revenue Recognition”. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed and determinable and collectability is reasonably assured. Revenue is not recognized on product sales transacted on a test or pilot basis. Instead, receipts from these types of transactions offset marketing expenses.

CASH AND CASH EQUIVALENTS

For the purpose of the statements of cash flows, we consider all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

We perform a regular review of our customer activity and associated credit risks and do not require collateral from our customers. At September 30, 2010, based on our review of customer activity, we recorded an allowance for doubtful accounts of $11,185.

INVENTORY

We value our inventory at the lower of cost (first-in, first-out) or market. We use estimates and judgments regarding the valuation of inventory to properly value inventory. Inventory adjustments are made for the difference between the cost of the inventory and the estimated realizable value and charged to cost of goods sold in the period in which the facts that give rise to the adjustments become known.

LONG-LIVED ASSETS

Shogun assesses the carrying value of long-lived assets in accordance with ASC 360, "Property, Plant and Equipment". We assess the impairment of identifiable intangibles and long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors considered important that could trigger an impairment review include, but are not limited to, the following: a significant underperformance to expected historical or projected future operating results, a significant change in the manner of the use of the acquired asset or the strategy for the overall business, or a significant negative industry or economic trend.

MAJOR CUSTOMERS

Two customers accounted for 59% of our accounts receivable at September 30, 2010.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Shogun provides for depreciation and amortization using the straight-line method over estimated useful lives of five years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Our short-term financial instruments, including cash, accounts receivable and accounts payable and accrued expenses consist primarily of instruments without extended maturities, the fair value of which, based on management’s estimates, reasonably approximate their book value. The fair value of our notes and advances payable is based on management estimates and reasonably approximates their book value based on their current maturity.

Fair value measurements

ASC 820 “Fair Value Measurements and Disclosure” establishes a framework for measuring fair value and expands disclosure about fair value measurements.

ASC 820 defines fair value as the amount that would be received for an asset or paid to transfer a liability (i.e., an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes the following three levels of inputs that may be used:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

In accordance with ASC 820, the following table represents Shogun’s fair value hierarchy for its financial assets and (liabilities) measured at fair value on a recurring basis as of September 30, 2010:

	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	$8,883	$-	$-	$8,883
Total Assets	$8,883	$-	$-	$8,883
Liabilities
Notes payable	$-	$-	$515,739	$515,739
Total Liabilities	$-	$-	$515,739	$515,739

LOSS PER SHARE

We utilize ASC 260, “Earnings Per Share” for calculating the basic and diluted loss per share. Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive. There were no common share equivalents at September 30, 2010.

INCOME TAXES

We utilize ASC 740 “Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

The Company made a comprehensive review of its portfolio of uncertain tax positions in accordance with recognition standards established by the guidance. As a result of this review, the Company concluded that at this time there are no uncertain tax positions that would result in tax liability to the Company. There was no cumulative effect on retained earnings as a result of applying the provisions of this guidance.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-28—When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts.  This update provides amendments to ASC Topic 350—Intangibles, Goodwill and Other that requires an entity to perform Step 2 impairment test even if a reporting unit has zero or negative carrying amount. Step 1 tests whether the carrying amount of a reporting unit exceeds its fair value. Previously reporting units with zero or negative carrying value passed Step 1 because the fair value was generally greater than zero. Step 2 requires impairment testing and impairment valuation be calculated in between annual tests if an event or circumstances indicate that it is more likely than not that goodwill has been impaired. ASU 2010-28 is effective beginning January 1, 2011. As a result of this standard, goodwill impairments may be reported sooner than under current practice. We do not expect ASU 2010-28 to have any impact on our financial statements.

ASU No. 2010-13 was issued in April 2010, and will clarify the classification of an employee share based payment award with an exercise price denominated in the currency of a market in which the underlying security trades.  This ASU will be effective for the first fiscal quarter beginning after December 15, 2010, with early adoption permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the Company’s financial position, results of operations or cash flows.

In March 2010, the FASB issued new accounting guidance, under ASC Topic 605 on Revenue Recognition.  This standard provides that the milestone method is a valid application of the proportional performance model for revenue recognition if the milestones are substantive and there is substantive uncertainty about whether the milestones will be achieved.  Determining whether a milestone is substantive requires judgment that should be made at the inception of the arrangement.  To meet the definition of a substantive milestone, the consideration earned by achieving the milestone (1) would have to be commensurate with either the level of effort required to achieve the milestone or the enhancement in the value of the item delivered, (2) would have to relate solely to past performance, and (3) should be reasonable relative to all deliverables and payment terms in the arrangement.  No bifurcation of an individual milestone is allowed and there can be more than one milestone in an arrangement.  The standard is effective for interim and annual periods beginning on or after June 15, 2010.  The Company does not expect the provisions of this guidance to have a material effect on the Company’s financial position, results of operations or cash flows.

In February 2010 the FASB issued Update No. 2010-09 “Subsequent Events (Topic 855)” (“2010-09”). 2010-09 clarifies the interaction of Accounting Standards Codification 855 “Subsequent Events” (“Topic 855”) with guidance issued by the Securities and Exchange Commission (the “SEC”) as well as the intended breadth of the reissuance disclosure provision related to subsequent events found in paragraph 855-10-50-4 in Topic 855. This update is effective for annual or interim periods ending after June 15, 2010.   The Company does not expect the provisions of this guidance to have a material effect on the Company’s financial position, results of operations or cash flows.

In February 2010 the FASB issued Update No. 2010-08 “Technical Corrections to Various Topics” (“2010-08”). 2010-08 represents technical corrections to SEC paragraphs within various sections of the Codification. The Company does not expect the provisions of this guidance to have a material effect on the Company’s financial position, results of operations or cash flows.

In January 2010 the FASB issued Update No. 2010-05 “Compensation—Stock Compensation—Escrowed Share Arrangements and Presumption of Compensation” (“2010-05”).  2010-05 re-asserts that the Staff of the Securities Exchange Commission (the “SEC Staff”) has stated the presumption that for certain shareholders escrowed share represent a compensatory arrangement. 2010-05 further clarifies the criteria required to be met to establish a position different from the SEC Staff’s position. The Company does not believe this pronouncement to have any material impact on its financial position, results of operations or cash flows.

In January 2010, the FASB issued ASU No. 2010-06—Improving Disclosures about Fair Value Measurements. This update provides amendments to ASC Topic 820—Fair Value Measurements and Disclosures that requires additional disclosures about significant transfers into and out of Levels 1 and 2 in the fair value measurements, as well as reasons for the transfers. It also clarifies existing disclosures related to the level of disaggregation in the disclosures as well as the required disclosures about inputs and valuation techniques. The adoption of this portion of the standard which was effective January 1, 2010, has not had a material impact on our financial statements. See Note 2 below for further discussion of this statement and its effect on the financial statements presented herein. Additionally a portion of this standard is effective for interim and annual reporting periods beginning after December 15, 2010. This portion requires disclosure of purchases, sales, issuance and settlements in the reconciliation of Level 3 fair value measurements.  We do not expect this portion of the standard to have any impact on our financial statements.

In October 2009, the FASB issued ASU No. 2009-13—Multiple-Deliverable Revenue Arrangements a Consensus of the FASB Emerging Issues Task Force, which amends ASC Topic 605— Revenue Recognition, to require companies to allocate revenue in multiple-element arrangements based on an element’s estimated selling price if vendor-specific or other third-party evidence of value is not available. ASU 2009-13 is effective beginning January 1, 2011. We do not expect ASU 2009-13 to have any impact on our financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2010 consisted of the following:

September 30,
2010
Delivery equipment	$22,770
Furniture and office equipment	9,700
Leasehold improvements	12,213
44,683
Less accumulated depreciation and amortization	(7,276)
TOTAL	$37,407

Depreciation expense was $6,105 for the period ended September 30, 2010.

NOTE 4 - INVENTORY

Inventory at September 30, 2010 consisted of the following:

September 30,
2010
Work in process	$4,494
Finished goods	77,155
TOTAL	$81,649

NOTE 5 – NOTES PAYABLE - BANK

At September 30, 2010, Shogun was indebted to Dacotah Bank pursuant to three promissory notes with an aggregate principal balance of $203,957. The notes mature at various dates through December 21, 2010. Interest rates range from 7% to 7.5% per year, with a weighted average rate of 7.1% per year at September 30, 2010. The notes are secured by all of our assets and the personal guarantee of our shareholder.

NOTE 6 – NOTES AND ADVANCES PAYABLE – RELATED PARTIES

Shawn Knapp, Shogun’s chief executive officer, has funded Shogun on an ongoing basis through loans made by him personally, by his wife and by affiliated entities. The aggregate amounts due to Mr. Knapp, his wife and the affiliated entities were $311,782 at September 30, 2010. The principal is due on demand. Subsequent to September 30, 2010, these advances and loans were converted into notes bearing interest at 5% per year with repayment beginning in June 2011.

NOTE 7 – ADVANCES RECEIVABLE – RELATED PARTY

Shogun has made advances to an entity affiliated with Shawn Knapp. These advances aggregated $54,013 September 30, 2010.

NOTE 8 - PROVISION FOR INCOME TAXES

The Company utilizes ASC 740 “Income Taxes”, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between consolidated financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

At September 30, 2010, Shogun has available for U.S federal income tax purposes a net operating loss carry forward of approximately $580,000 expiring through the year 2030 that may be used to offset future taxable income.  The deferred tax asset related to the carry forward is approximately $197,000.  The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company it is more likely than not that the benefits will not be realized. Components of deferred tax assets as of September 30, 2010 are presented below.

The provision for income taxes differ from the amount of income tax determined by applying the applicable U.S statutory rate to losses before income tax expense for the period ended September 30, 2010 as follows:

September 30,
2010
Statutory federal income tax rate	34%
State and local tax rate	0%
Net operating losses and other tax benefits for which no current benefit is being realized	(34%)
Effective tax rate	0.00%

Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

September 30,
2010
Deferred tax assets:
Net operating loss carry forward	$197,000
Less: valuation allowance	$(197,000)
Net deferred tax asset	$-

Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and the tax bases of assets and liabilities at the applicable tax rates. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

LEASE

Shogun’s corporate offices and distribution facility are both located in Brookings SD.  Shogun leases approximately 12,000 square feet of space from Shawn Knapp, Shogun’s chief executive officer, for its entire operation with approximately 2,000 devoted to office space and 10,000 devoted to warehousing, refurbishment, and distribution operations for $4,400 per month.  The lease expires December 31, 2015 however Shogun has the option to renew the lease for an additional five year term upon written notice.  These facilities are suitable for our purposes and are expected to accommodate our needs for the foreseeable future.

Rent expense was $39,600 for the period ended September 30, 2010.

LITIGATION

To date, Shogun has never been a party to and has never been involved with any litigation. However, in the future, Shogun, like any other business or individual, may become subject to litigation some of which we can control and other litigation that we cannot control. If Shogun were to become involved in any litigation, management would have to assess whether or not such litigation would likely have a material adverse effect on our financial condition or results of operations.

NOTE 10 – ADVANCE ON COMMON STOCK PURCHASE

During the nine months ended September 30, 2010 Shogun received $70,000 as payment for common shares to be issued (see Note 11, Subsequent Events).

NOTE 11 - SUBSEQUENT EVENTS

Subsequent to September 30, 2010:

The Shareholders and Board of Directors issued a resolution on February 25, 2011 in authorizing a 426.1 to 1 common stock split effective as of December 1, 2010 to increase the then current shares owned, issued and outstanding common stock of Shogun from 1, 000 to 426,160 shares.  In addition, the Shareholders and Board of Directors as of the effective date, December 1, 2010 intended to amend the Article of Incorporation to reflect a new par value of $0.001 per share in conjunction with the above referenced stock split.

All share and per share amounts have been retroactively restated in the accompanying financial statements.

We received an additional $362,700 in cash as payments for common stock, for an aggregate of $432,700 of cash proceeds, including amounts received prior to September 30, 2010. We also incurred liabilities for leasehold improvements during October and November of 2010 aggregating $100,000. These liabilities were applied as a payment for common stock. We issued an aggregate of 106,540 post-split shares of common stock for cash and liabilities aggregating $532,700.

On December 31, 2010, Shogun entered into a share exchange agreement (“Exchange Agreement”) by and among Shogun, Vanity Event Holdings, Inc., a Delaware publicly held corporation (“Vanity”), Shawn Knapp, the principal shareholder of Shogun (the “Principal Shareholder”) and the other shareholders of Shogun (the “Shogun Shareholders” and collectively with the Principal Shareholder, the “Shareholders”).  Pursuant to the terms of the Exchange Agreement, the Shareholders exchanged an aggregate of 100% of the issued and outstanding shares of capital stock of Shogun in exchange for 500,000 shares of Vanity’s series A preferred stock. Each share of series A preferred stock shall be entitled to 1,604 votes per share and shall be convertible into 1,604 shares of Vanity’s common stock.  Upon filing an amendment to Vanity’s certificate of incorporation to increase the number of shares of authorized common stock so that there is an adequate amount of shares of authorized common stock for issuance upon conversion of the series A preferred stock, the shares of series A preferred stock will be automatically converted into an aggregate of 802,000,000 shares of Vanity’s common stock. As a result of this transaction, Shogun has become a wholly owned subsidiary of Vanity, and the Shareholders will own approximately 93% of Vanity’s common stock after the series A preferred stock conversion.